Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 10, 2023, Occidental Petroleum Corporation (“Occidental”) and certain of its subsidiaries entered into an agreement (the “purchase agreement”) to purchase CrownRock, L.P. (“CrownRock”) for total consideration of approximately $12.5 billion (“the acquisition”) consisting of $9.4 billion of cash consideration (inclusive of and subject to certain working capital adjustments set forth in the purchase agreement), approximately 29.6 million shares of common stock of Occidental, and the assumption of $1.2 billion of existing debt of CrownRock. Concurrent with or prior to the acquisition closing, Occidental intends to issue $9.7 billion aggregate principal amount of new debt.

In 2019, Occidental Midland Basin, LLC, a wholly owned indirect subsidiary of Occidental (“Occidental Midland Basin”), and Ecopetrol Permian LLC (“Ecopetrol”), formed Rodeo Midland Basin, LLC (the “Rodeo Midland Basin Joint Venture”), as a joint venture to develop and operate oil and gas properties in the Midland Basin. Under that joint venture, each of Occidental Midland Basin and Ecopetrol were given the right, subject to certain conditions, to participate in oil and gas interests acquired by the other and its affiliates in an area of mutual interest. On March 4, 2024, Occidental Midland Basin and Ecopetrol entered into a letter agreement regarding Ecopetrol’s evaluation of CrownRock’s assets. On May 31, 2024, Ecopetrol notified Occidental of its intent to acquire an undivided thirty percent (30%) interest in the CrownRock assets, subject to the negotiation of a mutually agreeable transaction structure. Occidental and Ecopetrol are engaged in discussions regarding a structure for Ecopetrol’s potential acquisition of an undivided thirty percent (30%) interest in the CrownRock assets (the “Ecopetrol Transaction”). If consummated, Occidental expects the Ecopetrol Transaction purchase price to be approximately $3.6 billion (which equates to approximately thirty percent (30%) of the aggregate consideration to be paid by Occidental in connection with the acquisition), subject to customary purchase price adjustments based on a January 1, 2024 effective date. If Occidental and Ecopetrol are unable to reach agreement regarding the structure of the Ecopetrol Transaction and the joint ownership, development and operation of the CrownRock assets related to such Ecopetrol Transaction in August 2024, then Ecopetrol will have an option to elect for the Rodeo Midland Basin Joint Venture to acquire the CrownRock assets, resulting in an indirect ownership by Ecopetrol of an undivided forty-nine percent (49%) interest in the CrownRock assets (the “Ecopetrol Option”). The Ecopetrol Option expires in August 2024, and there is no assurance that Ecopetrol can or would exercise the Ecopetrol Option.

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) presented below have been prepared from the respective historical consolidated financial statements of Occidental and CrownRock and have been adjusted to reflect (i) the completion of the acquisition, (ii) Occidental’s incurrence of $9.7 billion aggregate principal amount of new indebtedness, (iii) the issuance of approximately 29.6 million shares of Occidental’s common stock, (iv) the redemption of CrownRock’s unsecured senior notes due in 2025 (the “CrownRock 2025 notes”) and (v) the Ecopetrol Transaction (which is subject to entry into definitive agreements and consummation of the transactions contemplated thereby). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the transactions had been completed on March 31, 2024. The unaudited pro forma combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2023, and for the three months ended March 31, 2024, are presented as if the transactions had been completed on January 1, 2023. The amounts related to discontinued operations in Occidental’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 have been excluded from the pro forma statements of operations.

The pro forma financial statements have been prepared from, and should be read in conjunction with, (i) the unaudited consolidated financial statements of Occidental contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, (ii) the unaudited condensed consolidated financial statements of CrownRock for the three months ended March 31, 2024 included as Exhibit 99.3 to the Current Report on Form 8-K which these pro forma financial statements are filed with as Exhibit 99.4, (iii) the audited consolidated financial statements of Occidental contained in its Annual Report on Form 10-K for the year ended December 31, 2023 and (iv) the audited consolidated financial statements of CrownRock for the year ended December 31, 2023, included as Exhibit 99.1 to the Current Report on Form 8-K which these pro forma financial statements are filed with as Exhibit 99.4. Certain of CrownRock’s historical amounts have been reclassified to conform to Occidental’s financial statement presentation.

The pro forma financial statements have been prepared to reflect adjustments to Occidental’s historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the pro forma statements of operations only, expected to have a continuing impact on Occidental’s results.

The pro forma financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Occidental believes are reasonable:

•    the acquisition of CrownRock contemplated by the purchase agreement under the acquisition method of accounting;
•    the assumption of liabilities for expenses related to the transactions;
•    the incurrence by Occidental of $9.7 billion of new indebtedness, consisting of (i) $2.0 billion in term loans with a maturity of 364 days and $2.7 billion in term loans with a maturity of two years borrowed under a term loan agreement with Bank of America, N.A., as administrative agent, and certain financial institutions party thereto, as lenders, and (ii) $5.0 billion in senior unsecured long-term debt issued or incurred in lieu of borrowings pursuant to, and termination of, a 364-day senior unsecured bridge loan facility;
•the redemption of the CrownRock 2025 notes, totaling approximately $868 million, and the obligor exchange of CrownRock’s unsecured senior notes due in 2029, totaling approximately $376 million;
•the issuance of approximately 29.6 million shares of Occidental’s common stock; and
•subject to entry into definitive agreements and consummation of the transactions contemplated thereby, the acquisition of a thirty percent (30%) interest in CrownRock by Ecopetrol for $3.6 billion and the use of proceeds therefrom to pay down a portion of the term loans.

In the event a definitive agreement for the Ecopetrol Transaction is entered into, Occidental expects such transaction to be subject to the satisfaction or waiver of customary closing conditions, including, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, the receipt of approval from the Committee on Foreign Investment in the United States and the closing of the acquisition, which may not be ultimately satisfied or waived. In the event (i) a definitive agreement for the Ecopetrol Transaction is not entered into and the Ecopetrol Option expires or (ii) the Ecopetrol Transaction does not close, the acquisition and the other transactions contemplated in connection therewith will still close, and Occidental will own a one hundred percent (100%) interest in CrownRock.

The pro forma financial statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Occidental treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that, as of the date of these pro forma financial statements, have yet to commence or progress to a stage where there is sufficient information for a definitive measure. As indicated in the pro forma financial statements and under “—Estimated Purchase Price and Allocation” below, Occidental has performed a preliminary valuation analysis of the fair value of CrownRock’s assets to be acquired and liabilities to be assumed and has made certain adjustments to the historical book values of the assets and liabilities of CrownRock to reflect preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Occidental will perform a detailed review of CrownRock’s accounting policies in connection with the completion of the acquisition. Accordingly, the pro forma financial statements and pro forma adjustments are preliminary and have been made solely for the purpose of preparing the pro forma financial statements. Amounts used in these pro forma financial statements will differ from ultimate amounts once Occidental has closed the acquisition and has completed the valuation studies necessary to finalize the required purchase price allocation and identified any necessary conforming accounting policy changes for CrownRock. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial position of Occidental would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The pro forma financial statements and related notes should be read in conjunction with the separate historical consolidated financial statements and related notes of Occidental included in its Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024, and CrownRock included elsewhere as Exhibits 99.1 and 99.3 to the Current Report on Form 8-K which these pro forma financial statements are filed with as Exhibit 99.4.

Estimated Purchase Price and Allocation

The estimated aggregate value of the purchase price is approximately $11.3 billion based on the closing price of Occidental common stock of $63.15 on July 17, 2024, the last practicable trading date prior to the date of these pro forma financial statements. The value of the purchase price will fluctuate based upon changes in the share price of Occidental’s common stock until the date of closing.

Estimated Purchase Price
The following table summarizes the cash and common stock components of the estimated purchase price:

in millions, except per-share amounts	Total
Cash portion of estimated purchase price	$9,100
Closing Adjustments
Net Working Capital and Other Purchase Price Adjustments	285
Pre-closing dividends declared by Occidental	$7
Total Cash Purchase Price	$9,392
Estimated total shares of Occidental common stock to be issued	29.6
Assumed share price of Occidental common stock	$63.15
Stock portion of estimated purchase price	$1,867
Total estimated purchase price	$11,259
Occidental anticipates incurring approximately $9.7 billion aggregate principal amount of new indebtedness and using available cash to finance the cash purchase price of the acquisition, redeem the CrownRock 2025 notes and pay related fees and expenses.
Purchase Price Sensitivity
The table below illustrates the potential impact to the total estimated purchase price resulting from a ten percent (10%) increase or decrease in the assumed share price of Occidental's common stock of $63.15. For purposes of this calculation, the stock portion of the estimated purchase price is based on the number of shares of Occidental common stock to be issued as dictated by the purchase agreement.

in millions	10% increase in Occidental share price	10% decrease in Occidental share price
Cash portion of estimated purchase price	$9,392	$9,392
Stock portion of estimated purchase price	2,053	1,680
Total estimated purchase price	$11,445	$11,072

From December 8, 2023, the last trading day before the public announcement of Occidental's proposal to acquire CrownRock, to July 17, 2024, the last practicable trading day prior to the date of these pro forma financial statements, the preliminary value of the purchase price to be transferred increased by approximately $197 million, as a result of the increase in the share price of Occidental's common stock from $56.47 to $63.15. Changes in the purchase price would result in a re-evaluation of the preliminary purchase price allocation, particularly the values determined for property, plant and equipment.
Preliminary Purchase Price Allocation
The preliminary allocation of the estimated purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of CrownRock's assets and liabilities. The final allocation will be determined as of the closing of the acquisition once Occidental has determined the final purchase price and completed the necessary detailed valuation analysis and calculations. The final allocation could differ materially from the preliminary allocation used in these pro forma financial statements and related pro forma adjustments.

Occidental has performed a preliminary valuation analysis of the fair market value of the CrownRock assets to be acquired and liabilities to be assumed and the related allocations to such items of the estimated purchase price. The following table summarizes the allocation of the preliminary estimated purchase price:

in millions	As of March 31, 2024
Fair value of assets acquired:
Cash and cash equivalents	$363
Trade receivables, net	250
Inventories	—
Other current assets	1
Property, plant and equipment, net	12,142
Operating lease assets	—
Other long-term assets	—
Amount attributable to assets acquired	$12,756
Fair value of liabilities assumed:
Current maturities of long-term debt	$—
Accounts payable	2
Accrued liabilities	204
Long-term debt	1,244
Asset retirement obligations	47
Amount attributable to liabilities assumed	$1,497
Fair value of net assets acquired:	$11,259
Goodwill as of March 31, 2024:	$—
Total Estimated Purchase Price:	$11,259

Changes in future commodity prices, reserve estimates, other changes in cost assumptions and other facts and circumstances existing on the closing date of the acquisition compared to the date of these pro forma financial statements could result in changes to the fair value of the assets identified above.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2024

	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction		Occidental Combined Pro Forma - 70% CrownRock Ownership
in millions
ASSETS
Current Assets
Cash and cash equivalents	1,272	363	9,646	(a)	(9,392)	(a)	945	3,630	(a)	945
					(76)	(a)		(3,630)	(a)
					(868)	(a)
Trade receivables	3,271	250	—		—		3,521	—		3,521
Inventories	2,131	—	—		—		2,131	—		2,131
Other current assets	1,671	1	—		—		1,672	—		1,672
Total current assets	8,345	614	9,646		(10,336)		8,269	—		8,269

Investments in Unconsolidated Entities	3,400	—	—		—		3,400	—		3,400
Property, plant and equipment
Oil and gas	110,680	7,453	—		4,689	(b)	122,822	(3,645)	(j)	119,177
Chemical	8,315	—	—		—		8,315	—		8,315
Midstream and marketing	8,487	—	—		—		8,487	—		8,487
Corporate	1,060	8	—		(8)	(f)	1,060	—		1,060
Gross property, plant and equipment	128,542	7,461	—		4,681		140,684	(3,645)		137,039
Accumulated depreciation, depletion and amortization	(69,779)	(3,367)	—		3,367	(b)	(69,779)	—		(69,779)
Net property, plant, and equipment	58,763	4,094	—		8,048		70,905	(3,645)		67,260
Operating lease assets	1,038	—	—		—		1,038	—		1,038
Other long-term assets	2,731	9	—		(9)	(b)	2,731	—		2,731
TOTAL ASSETS	74,277	4,717	9,646		(2,297)		86,343	(3,645)		82,698

See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2024

	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction		Occidental Combined Pro Forma - 70% CrownRock Ownership
in millions
LIABILITIES AND EQUITY
Current Liabilities
Current maturities of long-term debt	1,203	—	2,000	(c)	—		3,203	(2,000)	(a)	1,203
Current operating lease liabilities	424	—	—		—		424	—		424
Accounts payable	3,827	2	—		—		3,829	—		3,829
Accrued liabilities	3,358	204	—		—		3,562	—		3,562
Total current liabilities	8,812	206	2,000		—		11,018	(2,000)		9,018

Long-term debt, net	18,545	1,238	7,646	(c)	6	(b)	26,567	(1,630)	(a)	24,937
					(868)	(a)

Deferred credits and other liabilities
Deferred income taxes, net	5,728	—	—		—		5,728	—		5,728
Asset retirement obligations	3,867	47	—		—		3,914	(15)	(j)	3,899
Pension and postretirement obligations	933	—	—		—		933	—		933
Environmental remediation liabilities	870	—	—		—		870	—		870
Operating lease liabilities	664	—	—		—		664	—		664
Other	3,891	—	—		—		3,891	—		3,891
Total deferred credits and other liabilities	15,953	47	—		—		16,000	(15)		15,985

Equity
Preferred stock, at par value	8,287	—	—		—		8,287	—		8,287
Common stock, at par value	223	—	—		6	(g)	229	—		229
Treasury stock	(15,582)	—	—		—		(15,582)	—		(15,582)
Additional paid-in capital	17,456	3,226	—		(1,365)	(g)	19,317	—		19,317
Retained earnings	20,147	—	—		(76)	(a)	20,071	—		20,071
Accumulated other comprehensive income	280	—	—		—		280	—		280
Total stockholders’ equity	30,811	3,226	—		(1,435)		32,602	—		32,602
Non-controlling interest	156	—			—		156	—		156
Total equity	30,967	3,226	—		(1,435)		32,758	—		32,758

TOTAL LIABILITIES AND EQUITY	74,277	4,717	9,646		(2,297)		86,343	(3,645)		82,698
See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
THREE MONTHS ENDED MARCH 31, 2024

in millions except per-share amounts	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction (j)	Occidental Combined Pro Forma - 70% CrownRock Ownership

Revenues and other income
Net sales	5,975	612	—		—		6,587	(184)	6,403
Interest, dividends and other income	36	3	—		—		39	(1)	38
Gains (losses) on sales of assets and other, net	(1)	—	—		—		(1)	—	(1)
Total	6,010	615	—		—		6,625	(185)	6,440
Costs and other deductions
Oil and gas lease operating expense	1,161	104	—		—		1,265	(31)	1,234
Transportation and gathering expense	353	—	—		—		353	—	353
Chemical and midstream cost of sales	742	—	—		—		742	—	742
Purchased commodities	86	—	—		—		86	—	86
Selling, general and administrative expenses	259	5	—		—		264	(2)	262
Other operating and non-operating expense	410	—	—		—		410	—	410
Taxes other than on income	235	33	—		—		268	(10)	258
Depreciation, depletion and amortization	1,693	155	—		51	(d)	1,899	(62)	1,837
Acquisition-related costs	12	—	—		—		12	—	12
Exploration expense	66	—	—		—		66	—	66
Interest and debt expense, net	284	19	156	(c)	(12)	(c)	447	(64)	383
Total	5,301	316	156		39		5,812	(169)	5,643
Income before income taxes and other items	709	299	(156)		(39)		813	(16)	797
Other items
Income from equity investments and other	301	(1)	—		—		300	—	300
Total	301	(1)	—		—		300	—	300
Income before income taxes	1,010	298	(156)		(39)		1,113	(16)	1,097
Income tax expense	(304)	—	34	(e)	(57)	(e)	(327)	4	(323)
Income from continuing operations	706	298	(122)		(96)		786	(12)	774
Less: Preferred stock dividends and redemption premiums	(170)	—	—		—		(170)	—	(170)
Income (loss) from continuing operations attributable to Common Stockholders	536	298	(122)		(96)		616	(12)	604
Net income attributable to common stockholders—basic	$0.60						$0.67		$0.66
Net income attributable to common stockholders—diluted	$0.56						$0.63		$0.61

Weighted-average number of basic shares	884.1				29.6	(i)	913.7		913.7
Diluted weighted-average common shares	948.6				29.6	(i)	978.2		978.2
See accompanying notes to unaudited pro forma condensed combined financial statements.

OCCIDENTAL PETROLEUM CORPORATION
UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS
YEAR ENDED DECEMBER 31, 2023

in millions except per-share amounts	Occidental Historical	CrownRock Historical (Adjusted)	Debt Issuance		Acquisition Accounting and Related Transactions		Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction (j)	Occidental Combined Pro Forma - 70% CrownRock Ownership

Revenues and other income
Net sales	28,257	2,521	—		(1)	(f)	30,777	(756)	30,021
Interest, dividends and other income	139	5	—		(1)	(f)	143	(1)	142
Gains on sales of assets and other, net	522	2	—		(24)	(f)	500	7	507
Total	28,918	2,528	—		(26)		31,420	(750)	30,670
Costs and other deductions
Oil and gas lease operating expense	4,677	386	—		(2)	(f)	5,061	(115)	4,946
Transportation and gathering expense	1,481	—	—		—		1,481	—	1,481
Chemical and midstream cost of sales	3,116	—	—		—		3,116	—	3,116
Purchased commodities	2,009	—	—		—		2,009	—	2,009
Selling, general and administrative expenses	1,083	24	—		(1)	(f)	1,106	(7)	1,099
Other operating and non-operating expense	1,084	—	—		—		1,084	—	1,084
Taxes other than on income	1,087	139	—		—		1,226	(42)	1,184
Depreciation, depletion and amortization	6,865	635	—		180	(d)(f)	7,680	(245)	7,435
Asset impairments and other charges	209	—	—		—		209	—	209
Acquisition-related costs	26	—	—		—		26	—	26
Exploration expense	441	6	—		(5)	(f)	442	—	442
Interest and debt expense, net	945	82	617	(c)	(49)	(c)	1,595	(254)	1,341
Total	23,023	1,272	617		123		25,035	(663)	24,372
Income before income taxes and other items	5,895	1,256	(617)		(149)		6,385	(87)	6,298
Other items
Income from equity investments and other	534	23	—		—		557	(7)	550
Total	534	23	—		—		557	(7)	550
Income from continuing operations before income taxes	6,429	1,279	(617)		(149)		6,942	(94)	6,848
Income tax expense	(1,733)	—	136	(e)	(249)	(e)	(1,846)	21	(1,825)
Income from continuing operations	4,696	1,279	(481)		(398)		5,096	(73)	5,023
Less: Preferred stock dividends and redemption premiums	(923)	—	—		—		(923)	—	(923)
Income (loss) from continuing operations attributable to Common Stockholders	3,773	1,279	(481)		(398)		4,173	(73)	4,100
Net income attributable to common stockholders—basic	$4.22						$4.52		$4.44
Net income attributable to common stockholders—diluted	$3.90						$4.19		$4.12

Weighted-average number of basic shares	889.2				29.6	(i)	918.8		918.8
Diluted weighted-average common shares	960.9				29.6	(i)	990.5		990.5
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
a)    Reflects sources of/(uses of) cash upon the completion of the acquisition as follows:

millions	As of March 31, 2024
Issuance of indebtedness	$9,700
Issuance costs	(54)
Net cash from issuance of indebtedness	$9,646

Cash portion of estimated purchase price	$9,100
Net working capital and other purchase price adjustments	285
Pre-closing dividends declared by Occidental	7
Total cash purchase price	$9,392

Acquisition-related transaction costs[1]	$(76)
Redemption of CrownRock 2025 notes	$(868)

Estimated net proceeds from Ecopetrol Transaction	$3,630
Use of proceeds from Ecopetrol Transaction to pay down term loan- current	$(2,000)
Use of proceeds from Ecopetrol Transaction to pay down term loan- long term	$(1,630)
1 Represents an estimate of acquisition-related transaction costs, including fees related to advisory, legal, investment banking and other professional services, all of which are directly attributable to the acquisition. These are non-recurring charges and have been excluded from the unaudited pro forma statements of operations.

b)    Reflects the fair value adjustments to CrownRock’s assets and liabilities, including property, plant, and equipment and debt. See "Estimated Purchase Price and Allocation" above.

c)     Represents pro forma adjustments to current and long-term debt, which includes the incurrence of $9.7 billion aggregate principal amount of new indebtedness, with an estimated weighted average annual interest rate of 6.25%, yielding net proceeds of $2.0 billion and $7.6 billion in current and long-term debt, respectively. Anticipated proceeds are net of $54 million in debt issuance costs. If the sale of an undivided thirty percent (30%) interest in the CrownRock assets to Ecopetrol is consummated, Occidental anticipates using the proceeds to repay $3.6 billion aggregate principal amount of its term loans. After giving effect to such repayment, the estimated weighted average annual interest rate of the remaining $6.1 billion in new indebtedness is 5.81%. Estimated interest rates are based on underlying U.S. Treasury rates adjusted for Occidental's anticipated credit spreads across a range of maturities.

in millions, except for interest rates	Principal Amount	Interest Rate (1)	Estimated interest expense for the three months ended March 31, 2024	Estimated interest expense for the year ended December 31, 2023
Notes	5,000	5.53%	$69	$277
Term loan (364 day)	2,000	6.94%	35	139
Term loan (2 year)	2,700	7.07%	48	191
Total debt assumed issued	$9,700	6.25%	$152	$607

Amortization of term loan debt issuance costs			2	4
Amortization of notes debt issuance costs			2	6
Total interest expense			$156	$617

Debt repayment post Ecopetrol Transaction	(3,630)		(64)	(254)
Debt and interest expense post Ecopetrol Transaction	$6,070	5.81%	$92	$363
1 The interest rates for the term loans are the July 17, 2024 SOFR of 5.343% plus the applicable margin as specified in the respective debt agreements. The rate for the notes is the pro-forma weighted average interest rate estimated by management.

Occidental has elected to redeem approximately $868 million of the $1.2 billion of assumed debt of CrownRock on or shortly after the closing of the acquisition, which is reflected above in Note (a). The redemption of the CrownRock 2025 notes results in a decrease in CrownRock’s interest expense of $12 million and $49 million for the three months ended March 31, 2024 and the year ended December 31, 2023, respectively.

Prior to completion of the Ecopetrol Transaction, 1/8 of a percent change in the assumed interest rate of the $9.7 billion aggregate principal amount of new indebtedness would increase or decrease the interest expense by $3 million for the three months ended March 31, 2024 and $12 million for the year ended December 31, 2023. If the Ecopetrol Transaction is consummated, a 1/8 of a percent change in the assumed interest rate of the remaining $6.1 billion aggregate principal amount of new indebtedness would increase or decrease the interest expense by $2 million for the three months ended March 31, 2024 and $8 million for the year ended December 31, 2023.

d)    Reflects adjustments to historical depreciation, depletion and amortization ("DD&A") expense related to the step up of property, plant and equipment to estimated fair value. Pro forma DD&A expense related to the assets acquired through the acquisition is $51 million for the three months ended March 31, 2024 and $182 million for the year ended December 31, 2023.

e)    Reflects the income tax effects of the pro forma adjustments included in the pro forma statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023, including an adjustment for income taxes for historical CrownRock that would have been recorded as a result of the acquisition. The effective tax rate of the combined company could be significantly different from what is presented in these pro forma financial statements for a variety of reasons, including post-merger activities.

f)    Reflects adjustments to eliminate CrownRock’s historical revenue and expense related to certain subsidiaries retained by CrownQuest Operating, LLC (“CrownQuest”), the parent company of CrownRock, per the purchase agreement. Revenue and expenses related to such subsidiaries totaled $26 million and $10 million, respectively, for the year ended December 31, 2023. These subsidiaries were distributed to CrownQuest as of January 31, 2024. Revenue and expenses related to these subsidiaries for the month of January are immaterial.

g)    Reflects elimination of CrownRock Partners’ Capital and issuance of 29.6 million shares of Occidental common stock, totaling $1.9 billion in common stock based on the assumed share price of $63.15:

in millions	As of March 31, 2024
Estimated stock portion of purchase price:
Common stock, $0.20 per share par value, expected to be issued in the acquisition	$6
Pro forma adjustment to paid-in capital in excess of par value for common stock expected to be issued in the acquisition	1,861
Estimated stock portion of purchase price	$1,867

Acquisition adjustment to paid-in capital in excess of par value for common stock:
Pro forma adjustment to paid-in capital in excess of par value for common stock expected to be issued in the acquisition	$1,861
Elimination of CrownRock Partners’ Capital	(3,226)
Acquisition adjustment to paid-in capital in excess of par value for common stock	(1,365)

h)     The following reclassifications were made to conform CrownRock's historical financial results to Occidental's presentation on the pro forma financial statements:

Balance Sheet in millions	As of March 31, 2024
	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)
Assets
Trade receivables		249.9
Other current assets		1.4
Property, plant and equipment
Oil and gas		7,453.0
Corporate		8.0
Accumulated depreciation, depletion and amortization		(3,367.0)
Other long-term assets		8.9
Accounts receivable - related party
Oil and natural gas	212.2
Other	37.7
Prepaid costs and other current assets	1.4
Oil and natural gas properties, net, successful efforts method of accounting	3,951.5
Other property and equipment, net	142.2
Deferred loan costs, net	8.9
Liabilities
Accrued liabilities		203.6
Accrued drilling cost – related party	60.4
Other accrued liabilities – related party	13.6
Accrued interest payable	30.2
Accrued distribution payable - limited partner	99.0
Asset retirement obligations, current portion	0.4
Equity
Additional paid-in capital		3,225.5
CrownRock, L.P. Partners' Capital	3,225.5
Total	$7,783	$7,783

Income Statement in millions	For three months ended March 31, 2024		For the year ended December 31, 2023
	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)	Reclassification from CrownRock Historical	Reclassification to CrownRock Historical (Adjusted)
Revenues and other income
Net sales		612.3		2,520.9
Interest, dividends and other income		2.5		4.8
Gains on sales of assets and other, net		—		2.1
Oil and natural gas sales	570.6		2,381.9
Gain on sales and exchanges of oil and natural gas properties	—		2.1
Saltwater disposal	20.4		66.9
Gathering system rent and transportation fees	13.2		47.9
Fresh water supply	7.4		20.0
Surface ownership	0.9		4.1
Interest income	2.5		4.8
Costs and other deductions
Oil and gas lease operating expense		103.6		385.5
Selling, general and administrative expenses		4.7		24.2
Taxes other than on income		32.8		138.8
Depreciation, depletion and amortization		0.5		2.0
Lease operating expense	103.6		385.5
Production and ad valorem taxes	32.8		138.8
Accretion of discount on asset retirement obligation	0.5		2.0
General and administrative	4.7		24.2
Other items
Income from equity investments and other		(1.4)		23.2
Gain (loss) on derivatives not designated as hedges	—		0.2
Gain on extinguishment of debt	—		1.5
Other income (expense), net	(1.4)		21.5
Total	$755	$755	$3,101	$3,101

i)     Reflects the issuance of approximately 29.6 million shares of Occidental common stock to the holders of the CrownRock interests as a portion of the consideration for the acquisition. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

in millions, except per-share amounts	For three months ended March 31, 2024			For year ended December 31, 2023
	Occidental Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Occidental Combined Pro Forma - 70% CrownRock Ownership	Occidental Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Occidental Combined Pro Forma - 70% CrownRock Ownership
Income from continuing operations attributable to common stock	$536	$616	604	$3,773	$4,173	$4,100
Less: Net income allocated to participating securities	(4)	(4)	(4)	(21)	(21)	(21)
Net income, net of participating securities	$532	$612	$600	$3,752	$4,152	$4,079

Weighted-average number of basic shares	884.1	913.7	913.7	889.2	918.8	918.8
Dilutive securities	64.5	64.5	64.5	71.7	71.7	71.7
Diluted weighted average common shares outstanding	948.6	978.2	978.2	960.9	990.5	990.5

Basic income per share	$0.60	$0.67	$0.66	$4.22	$4.52	$4.44
Diluted income per common share	$0.56	$0.63	$0.61	$3.90	$4.19	$4.12

j)     Reflects the acquisition of an undivided thirty percent (30%) interest in the CrownRock assets by Ecopetrol in connection with the Ecopetrol Transaction based on the preliminary purchase price allocation:

Balance Sheet in millions	As of March 31, 2024
Property, plant and equipment, Oil and gas	$3,645
Assets	3,645

Asset retirement obligations	15
Liabilities	15
Net	$3,630

The following table includes the elimination of revenue and expenses for the three months ended March 31, 2024 and year ended December 31, 2023 related to the acquisition of an undivided thirty percent (30%) interest in the CrownRock assets by Ecopetrol in connection with the Ecopetrol Transaction:

Income Statement in millions	Three months ended March 31, 2024	Year ended December 31, 2023
Revenues and other income
Net sales	184	756
Interest, dividends and other income	1	1
Gains on sales of assets and other, net	—	(7)
	185	750
Costs and other deductions
Oil and gas lease operating expense	31	115
Selling, general and administrative expenses	2	7
Taxes other than on income	10	42
Depreciation, depletion and amortization	62	245
Interest and debt expense, net	64	254
	169	663
Income before income taxes and other items	16	87
Income from equity investments and other	—	7
Income tax expense	(4)	(21)
Total effect to net income	12	73

Supplemental Pro Forma Crude Oil, Natural Gas Liquids ("NGLs") and Natural Gas Reserves Information
The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, NGLs and natural gas reserves as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023.
The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors" in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023.

The pro forma adjustments below reflect the acquisition of an undivided thirty percent (30%) interest in the CrownRock assets by Ecopetrol in connection with the Ecopetrol Transaction.

Oil Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
in millions of barrels (MMbbl)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	1,913	249	2,162	(75)	2,087
Revisions of previous estimates	168	(14)	154	4	158
Improved recovery	18	—	18	—	18
Extensions and discoveries	62	64	126	(19)	107
Purchases of proved reserves	14	—	14	—	14
Sales of proved reserves	(1)	—	(1)	—	(1)
Production	(234)	(27)	(261)	8	(253)
Balance at December 31, 2023	1,940	272	2,212	(82)	2,130
DOMESTIC PROVED RESERVES	1,600	272	1,872	(82)	1,790
INTERNATIONAL PROVED RESERVES	340	—	340	—	340
PROVED DEVELOPED RESERVES
December 31, 2023	1,398	122	1,520	(37)	1,483
PROVED UNDEVELOPED RESERVES
December 31, 2023	542	150	692	(45)	647
NGL Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
in millions of barrels (MMbbl)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	846	181	1,027	(54)	973
Revisions of previous estimates	185	9	194	(3)	191
Improved recovery	2	—	2	—	2
Extensions and discoveries	45	41	86	(12)	74
Purchases of proved reserves	9	—	9	—	9
Sales of proved reserves	(1)	—	(1)	—	(1)
Production	(103)	(15)	(118)	4	(114)
Balance at December 31, 2023	983	216	1,199	(65)	1,134
DOMESTIC PROVED RESERVES	802	216	1,018	(65)	953
INTERNATIONAL PROVED RESERVES	181	—	181	—	181
PROVED DEVELOPED RESERVES
December 31, 2023	639	112	751	(34)	717
PROVED UNDEVELOPED RESERVES
December 31, 2023	344	104	448	(31)	417

Natural Gas Reserves in billions of cubic feet (Bcf) PROVED DEVELOPED AND UNDEVELOPED RESERVES	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
Balance at December 31, 2022	6,350	865	7,215	(259)	6,956
Revisions of previous estimates	319	80	399	(24)	375
Improved recovery	18	—	18	—	18
Extensions and discoveries	273	203	476	(61)	415
Purchases of proved reserves	50	—	50	—	50
Sales of proved reserves	(2)	—	(2)	—	(2)
Production	(656)	(73)	(729)	22	(707)
Balance at December 31, 2023	6,352	1,075	7,427	(322)	7,105
DOMESTIC PROVED RESERVES	4,235	1,075	5,310	(322)	4,988
INTERNATIONAL PROVED RESERVES	2,117	—	2,117	—	2,117
PROVED DEVELOPED RESERVES
December 31, 2023	4,277	558	4,835	(167)	4,668
PROVED UNDEVELOPED RESERVES
December 31, 2023	2,075	517	2,592	(155)	2,437
Total Reserves	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
in millions of BOE (MMBOE)
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2022	3,817	574	4,391	(172)	4,219
Revisions of previous estimates	406	8	414	(2)	412
Improved recovery	23	—	23	—	23
Extensions and discoveries	153	138	291	(41)	250
Purchases of proved reserves	31	—	31	—	31
Sales of proved reserves	(2)	—	(2)	—	(2)
Production	(446)	(54)	(500)	16	(484)
Balance at December 31, 2023	3,982	666	4,648	(199)	4,449
DOMESTIC PROVED RESERVES	3,108	666	3,774	(199)	3,575
INTERNATIONAL PROVED RESERVES	874	—	874	—	874
PROVED DEVELOPED RESERVES
December 31, 2023	2,750	326	3,076	(98)	2,978
PROVED UNDEVELOPED RESERVES
December 31, 2023	1,232	340	1,572	(101)	1,471

Standardized measure of discounted future net cash flows
The following tables present the estimated pro forma discounted future net cash flows at December 31, 2023. The pro forma standardized measure information set forth below gives effect to the transactions as if the transactions had been completed on January 1, 2023. The disclosures below were determined by referencing the "Standardized Measure of Discounted Future Net Cash Flows" reported in Occidental's Annual Report on Form 10-K for the year ended December 31, 2023 and in the consolidated financial statements and related notes of CrownRock for the year ended December 31, 2023. An explanation of the underlying methodology applied, as required by U.S. Securities and Exchange Commission regulations, can be found within Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023 and CrownRock’s consolidated financial statements and related notes for the year ended December 31, 2023. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.
Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the transactions been completed on January 1, 2023 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors" in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2023.

The pro forma adjustments below reflect the acquisition of an undivided thirty percent (30%) interest in the CrownRock assets by Ecopetrol in connection with the Ecopetrol Transaction.

in millions	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
AS OF DECEMBER 31, 2023
Future cash inflows	$178,491	$25,759	$204,250	$(7,728)	$196,522
Future costs
Production costs and other operating expenses	(69,785)	(7,646)	(77,431)	2,294	(75,137)
Development costs	(23,110)	(3,349)	(26,459)	1,005	(25,454)
Future income tax expense	(15,336)	—	(15,336)	—	(15,336)
Future net cash flows	$70,260	$14,764	$85,024	$(4,429)	$80,595
Ten percent discount factor	(29,958)	(6,390)	(36,348)	1,917	(34,431)
Standardized measure of discounted future net cash flows	$40,302	$8,374	$48,676	$(2,512)	$46,164

Changes in the standardized measure of discounted future net cash flows from proved reserve quantities
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGLs and natural gas reserves for the year ended December 31, 2023 are as follows:

in millions	Occidental Historical	CrownRock Historical	Occidental Combined Pro Forma - 100% CrownRock Ownership	Ecopetrol Transaction	Occidental Combined Pro Forma - 70% CrownRock Ownership
Beginning of year	$58,152	$12,263	$70,415	$(3,679)	$66,736
Sales and transfers of oil and gas produced, net of production costs and other operating expenses	(14,318)	(1,858)	(16,176)	557	(15,619)
Net change in prices received per barrel, net of production costs and other operating expenses	(23,774)	(4,255)	(28,029)	1,278	(26,751)
Extensions, discoveries and improved recovery, net of future production and development costs	2,910	1,553	4,463	(466)	3,997
Change in estimated future development costs	(3,430)	965	(2,465)	(290)	(2,755)
Revisions of quantity estimates	6,313	(589)	5,724	177	5,901
Previously estimated development costs incurred during the period	2,584	—	2,584	—	2,584
Accretion of discount	6,152	1,226	7,378	(368)	7,010
Net change in income taxes	5,575	—	5,575	—	5,575
Purchases and sales of reserves in place, net	404	(4)	400	1	401
Changes in production rates and other	(266)	(927)	(1,193)	278	(915)
Net change	(17,850)	(3,889)	(21,739)	1,167	(20,572)
End of year	$40,302	$8,374	$48,676	$(2,512)	$46,164